UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2002


MILLBURN WORLD RESOURCE TRUST

(Exact name of registrant as specified in its charter)

Delaware                                 000-26932               06-6415583
--------                                 ---------               -----------
(State or other jurisdiction             Commission              (IRS Employer Identification
of incorporation)                        File Number)            No.)

c/o MILLBURN RIDGEFIELD CORPORATION
411 West Putnam Avenue
Greenwich, CT                                                   06830
----------------------------------------                      ---------
(Address of principal executive offices)                     (Zip Code)




Registrant's telephone number, including area code 203-625-7554

ITEM 4 Changes in Registrant's Certifying Accountant

(a) On November 27, 2002 the Board of Directors of Millburn Ridgefield Corporation (the "Company"), Managing Owner of Millburn World Resource Trust, dismissed PricewaterhouseCoopers LLP ("PWC") as its independent auditor for Millburn World Resource Trust (the "Fund").

The reports of PWC on the Fund's financial statements for each of the two past fiscal years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope, or accounting principles.

During the Fund's two most recent fiscal years and during the period from the end of the most recently completed fiscal year through the date of this Form 8-K, the Company has had no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PWC, would have caused it to make reference to the subject matter thereof in its report on the financial statements of the Fund for such periods. There were no other reportable events (as defined in paragraph (A) through (D) of Regulation S-K Item 304(a)(1)(v)) during the two most recent fiscal years and through the date of this Form 8-K.

The Company, on behalf of the Fund, has requested that PWC furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter dated December 3, 2002 is filed as an Exhibit to this Form 8-K.

(b) On November 27, 2002 the Board of Directors of the Company approved the engagement of Ernst & Young LLP as independent auditors for the Fund. During the Fund's two most recent fiscal years and the interim period prior to engaging Ernst & Young LLP, the Company has not consulted Ernst & Young LLP, on behalf of the Fund, with respect to any of the matters described in Regulation S-K Item 304(a)(2)(i) or (ii).

(c) Exhibits

Letter of PricewaterhouseCoopers LLP dated December 3, 2002 regarding the disclosure contained in Item 4 of this report of Form 8-K.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                MILLBURN RIDGEFIELD
                                CORPORATION, Managing Owner of
                                MILLBURN WORLD RESOURCE
                                TRUST

                                       (Registrant)

                                By:  /s/ Gregg Buckbinder
                                   ----------------------------
                                     Gregg Buckbinder
                                     Senior Vice President and
                                     Chief Operating Officer

Date:  December 3, 2002